1 Investor Update April 2009 Exhibit 99.1

Forward Looking Disclosures
The following presentation contains some “forward-looking statements” with respect to Westar Energy, Inc.’s (“Westar”) future plans, expectations and goals, including management’s expectations with respect to future operating results and dividend growth. The Private Securities Litigation Reform Act of 1995 has
established that these statements qualify for safe harbors from liability.
Although we believe that the expectations and goals reflected in such forward-
looking statements are based on reasonable assumptions, all forward-looking statements involve risk and uncertainty. Therefore, actual results could vary materially from what we expect. Please review our Annual Report Form 10-K for the year ended December 31, 2008 for important risk factors that could cause results to differ materially from those in any such forward-looking statements. Any forward-looking statement speaks only as of the date such statement was made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made except as required by applicable laws or regulations.

Recent Regulatory Events
- continued
• FERC approved changes to formula transmission rate that went into effect January 1 at wholesale level
– Forward looking test year with true-up
– Wholesale portion of    $4 million/year
• KCC approved change to retail Transmission Delivery Charge in
March
– $32 million/year
– Effective March 13, 2009
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Upcoming Regulatory Events
• Environmental Cost Recovery Rider
– Filed in March to update ECRR tariff by   $34 million
• Reflects    $240 million of air quality control investments made in calendar
2008
– Expect increase to be effective June 2009
• Abbreviated rate case to be filed with KCC Spring 2009
– To address remaining Emporia and wind investments
• Investment of   $120 million plus D&A and O&M
– Expect increase effective early 2010
• $15-$20 million increase
• Generic pension tracker docket
– Staff memo issued March 18, 2009
• Recommend deferral of actual expense in excess of current authorized level
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Capital Forecast 2009 - 2011
Actual Forecast Forecast Forecast Forecast
2008 2009 2010 2011 2009 - 2011 Method of Cost Recovery
Generation
  Replacements and other 110.9 $     113.7 $    113.5 $    117.3 $    344.5 $    General Rate Case (GRC)
  Additional Generation
     Emporia Energy Center 128.9        26.2          -            -            26.2         Predetermination/CWIP/ARC*
     Wind Energy 130.4        2.2            200.0        -            202.2       Predetermination/CWIP/ARC*
     WCNOC Capacity Increases 10.0          13.0          12.3          10.2          35.5         GRC
  Environmental 257.2        83.9          235.6        407.8        727.3       Environmental Cost Recovery Rider
Nuclear Fuel 17.7          23.0          30.1          24.4          77.5         Fuel adjustment clause
Transmission 150.0        132.5        213.8        146.6        492.9       FERC formula rate/TDC
Prairie Wind Transmission -            -            9.0            26.1          35.1         FERC formula rate
Distribution
  Replacements and other 45.8          40.5          51.5          54.2          146.2       GRC
  AMI -            -            12.6          34.0          46.6         GRC
  New Customers 54.4          58.6          61.5          64.3          184.4       GRC
Other 32.0          7.7            22.4          22.1          52.2         GRC
Total 937.2 $     501.3 $    962.3 $    907.0 $    2,370.6 $
*Abbreviated rate case
• Based on present market conditions, management is presently evaluating significant reductions to 2010 and 2011 CapEx as well

Capital Spending Flexibility
$0
$100
$200
$300
$400
$500
$600
$700
$800
$900
$1,000
2008 Actual 2009 Initial Forecast 2009 Approved Budget
Transmission
Environmental
New capacity
Maintenance
$820
$501
$937
$319
Cap Ex reductions from
level proposed in 2008
Management will take similar approach when addressing all categories of 2010 and 2011
CapEx

Estimated Sources and Uses –
Assuming No Capital Market Activity in 2009
Sources:
Earnings available for common 198 $        estimate based on mid range of '09 EPS guidance
Depreciation and amortization 250
Cash from operations 448
Cash dividends (123)          assumes 6-7% of cash dividends are reinvested
Internally generated cash 325 $
Cash and revolver capacity 3/25/09 522
Available cash and liquidity
847 $
Uses:
Capital expenditures 501 $
Debt maturity 145
Pension contribution 64
Estimated cash need 710 $
Available excess liquidity
137 $
Likely to enhance the liquidity position through the issuance of first mortgage bonds late this year or early in 2010.

Future Financings
• Remain flexible and opportunistic as to timing and approach
– Manage CapEx with close regard to stock price and cost of capital
• Amount and type of financing will depend on nexus between
need to balance capital structure matched with capital market conditions
• Next long-term financing likely to be a first mortgage bond offering
• At current stock price and present capital plan, no need to issue equity in the near term